A G R E E M E N T

PARTY A: The Guangzhou Baiyun International Airport Company Limited (hereafter "Party A")

PARTY B:    The Guangzhou Chuangrun Media Company Limited (hereafter "Party B")

      Based on the [Contract Law of The People's Republic of China] and other related rules and regulations, under equal and mutual benefit basis; Parties A and B hereby signs the Guangzhou Baiyun International Airport Bus Waiting Areas A and B scrolling light box advertising contract, for both sides to abide to.

                             Chapter 1 - Definitions

Item 1 For this contract and other related appendices, the definitions of the following terms and meanings are set as follows:

      1. "One side" means the Guangzhou Baiyun International Airport Company Limited or the Guangzhou Chuangrun Media Company Limited.

      2. "Both sides "mean the Guangzhou Baiyun International Airport Company Limited and the Guangzhou Chuangrun Media Company Limited.

      3. "This Contract" means the executed Guangzhou Baiyun International Airport Terminal Bus Waiting Areas A and B scrolling light box advertising contract.

                        Chapter 2 - The Contract Parties

Item 2 The contract parties are:

      1. The Guangzhou Baiyun International Airport Company Limited (hereafter "Party A") is incorporated under China Law and is a legal entity of good standing.

                   Legal Address:           China Guangzhou City Baiyun District
                                            Renhe Township
                   Legal Representative:    Zhang Chunlin
                   Position:                Chairman
                   Nationality:             Chinese

      2. The Guangzhou Chuangrun Media Company Limited (hereafter "Party B") incorporated under Chinese Law and is a legal entity of good standing.

                    Legal Address:          168 Jiang Nan Da Dao Zhong
                                            Oceran Petroleum Building Room 1208
                                            Guangzhou, China
                    Legal Representative:   Cai Hanxiong
                    Position:               General Manager
                    Nationality:            Chinese

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                                Chapter 3 - Scope

Item 3 Party B to install scrolling advertising light boxes at the Bus Waiting Areas A and B of the New Guangzhou Baiyun International Airport. Total initially set at 50 boxes (actual number according to installation), dimension 1.5 x 1
(M).

                           Chapter 4 - Contract Format

Item 4 Contract terms

      1.    Party A supplies installation locations.

      2. Party B invest in the scrolling advertising light boxes and installation costs, and will test install a sample unit at a designated location.

      3. After Party A accepts the sample machine, Party B is responsible to invest in all the scrolling advertising light boxes and installation costs, and will work according to time allotted by Party A.

Item 5 Term

Party B is granted a 10 year term starting from the date of this contract (extendible for another 10 years).

Item 6 Operating Format

After Party A accepts the scrolling advertising light boxes, Party B is granted the advertising and media rights for 10 years.

                     Chapter 5 - Rights and Responsibilities

Item 7 Party A's Responsibilities

      1. Supply the test installation site for the scrolling advertising light boxes inside the Guangzhou Baiyun International Airport Terminal Departure Hall corridors A-B, and contribute technical assistance.

      2. Supply the final installation sites for the scrolling advertising light boxes inside the Guangzhou Baiyun International Airport Bus Waiting Areas A and B.

      3.    Assist Party B in installation and fine tuning the light boxes.

      4. Guarantee the legality of placement of the light boxes, so that Party B can legally operate.

      5.    Assist Party B in all related applications.

      6. If Party A wants to have more light boxes, Party B will continue to invest, install and operate according to this contract, with new management fees in proportion to the existing schedule.

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Item 8 Party A's Rights

      1.    To demand full management fees from Party B.

      2. The right to approve an advertisement design and reject any unlawful advertisement, whether it be against advertising law, or social ethics, or detrimental to the image of the Guangzhou Baiyun International Airport.

      3. Compel Party B to obey the strict rules of the Fire Department, safety, environmental, health, and advertising management.

Item 9 Party B's Responsibilities

      1. Install a sample unit of the scrolling advertising light boxes at a location designated by Party A for Party A's approval.

      2. After Party A accepts the sample machine, Party B will install the scrolling advertising light boxes at locations designated by Party
            A. At any time if Party A needs to adjust the locations (non-advertising related), Party B has to follow.

      3. Guarantee the advertising and media operations of the light boxes, contents and procedure to be according to law.

      4. During the term of the contract, the advertising and media operations stay with Party B, can not be transferred or assigned.

      5. According to the terms of this contract, pay Party A management fees on time.

      6. Protect and care for equipment and supplies supplied by Party A, responsible for equipment's security and maintenance.

      7. Enter into contract with Party A concerning electricity and maintenance, and pay maintenance fees on time to Party A.

      8. During the term of the contract, get Party A's approval on contents of the advertisements.

      9. During the term of the contract, Party B will accept Party A's management, supervision and coordination.

      10. Onsite workers to adhere to the rules and regulations of the airport.

Item 10 Party B's Rights

      1. Manage and operate the advertising and media business of the scrolling advertising light boxes at the New Guangzhou Baiyun International Airport Bus Waiting Areas A-B, to get advertising, design and put up the advertising.

      2. During the term of the contract, Party B can operate the business according to market conditions and promotions. It is responsible for all economic and legal consequences.

      3. After the term of the contract, Party B can have preferential treatment for further light box advertisements.

                           Chapter 6 - Management Fee

During the term of the contract, Party B will pay Party A 120,000 RMB (One Hundred and Twenty Thousand Renminbi) in management fees per light box per year for Years 1 to 3. 180,000 RMB (One Hundred and Eighty Thousand Renminbi) for Years 4 to 6; and 240,000 RMB (Two Hundred and Forty Thousand Renminbi) thereafter to the end of the contract.

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                   Chapter 7 - Payment of the Management Fees

Item 11 Within 15 days of this contract, Party B will pay 6,000,000 RMB (Six Million Renminbi) to Party A, as a contract deposit from B to A.

Item 12 Management fees are due every 6 months, payable every 6 months. Party B will deposit to a bank account designated by Party A before the 7th of that month.

Item 13 The first management fee is due 7 days after the acceptance of the test light box by Party A (according to written notice by Party A); if the 7th day of the third month falls on a holiday, then the payment is due two days after the holiday.

                 Chapter 8 - Contract Violation Responsibilities

Item 14 Party B is in violation is it does not pay the full contract deposit to Party A within 15 days of signing this contract. Party A has the right to terminate the contract.

Item 15 Party A is in violation if 15 days after receiving the full contract deposit from Party B and does not provide a test installation site for Party B to install the test scrolling advertising light box. Party A has to return whatever payment is made together with penalties.

Item 16 Party B has to pay Party A management fees on time. If Party B is late, on top of the management fee, also required to pay a 0.05% daily late charge. If late over 1 month, then Party B is in violation, Party A has the right to terminate the contract and keep whatever guarantee payment is made.

Item 17 During the term of the contract, in order to protect the spirit of the contract, if either party needs to terminate the contract and it is not force majeure, it has to give 30 days notice to the other party, otherwise the party is in violation and is responsible to compensate the other party for its economic loss.

Item 19 During the term of the contract, Party B will operate legally, and not harm Party A's interest. If Party B causes damage to a third party due to any violations to rules, regulations and this contract, Party B is responsible for all its consequences. If such acts cause economic or reputational damage to Party A, Party A has the right to terminate the contract and keep whatever payment is made, as well as ask for damage payments.

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                            Chapter 9 - Force Majeure

Item 20 Force Majeure refers to events or effects that cannot be reasonably anticipated or controlled by either party, including: natural disaster, war, disastrous incidents, governmental rulings and exceptional airport operational or environmental requirements.

Item 21 If either side cannot carry out all or part of its responsibilities due to force majeure, it has to notice the other side within 7 days, together with a detail report and associated proof.

Item 22 If force majeure is declared, the parties should try to resolve the situation and resume normal operations. If the force majeure causes either or both sides to unable to carry out its responsibilities for over 60 days, then either side can terminate this contract by notifying the other side in writing and no damages have to be paid.

Item 23 At the termination of this contract, Party A will return the whole contract deposit to Party B without interest, if it is not returned in time, then Party A has to pay a 0.05% daily interest to Party B.

      Chapter 10 - Contract Cancellation, Termination and Early Termination

Item 24 Either side cannot terminate this contract unless it is force majeure. If both sides decide to terminate this contract, there has to be a one month notice to execute the termination.

Item 25 If both sides cannot come to agreement regarding termination, Item 27 will apply.

Item 26 With 30 days of the term of this contract, if both sides agree to extend the contract, a new contract will be signed.

                         Chapter 11 - Dispute Resolution

Item 27 If disputes arise during the term of the contract, both sides should try to resolve the dispute through friendly negotiations. If dispute persist, either side can take the dispute to local court in Guangzhou.

             Chapter 12 - Changes and Effective Date of the Contract

Item 28 This contract is effective upon signing by both parties, and will continue regardless of change in personnel. All changes and alterations are subject to negotiations by both parties, and signed and sealed by legal representatives of both parties. Any changes and alternations will form attachments to this contract and becomes an undetachable part of this contract.

Item 29 There are 8 copies of this contract, Party A holds six, Party B holds two, effective after signature and sealed by both parties, all copies carry the same legal stature.

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Party A:                  Guangzhou Baiyun International Airport Company Limited


Legal Representative:     Zhang Chunlin
                          Signed and Sealed


Date:                     March 11, 2005


Party B:                  Guangzhou Chuangrun Media Company Limited


Legal Representative:     Cai Hanxiong
                          Signed and Sealed


Date:                     March 11, 2005


                                               This Contract signed in Guangzhou